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                                                                   EXHIBIT 10.24

                        [LOGO OF FIDELITY FEDERAL BANK]
                  UNSECURED ENVIRONMENTAL INDEMNITY AGREEMENT

                                                               Loan No. 3027749

This INDEMNITY AGREEMENT is entered into as of July 28,1994, by CITADEL REALTY, INC., A DELAWARE CORPORATION ("Indemnitor") and FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK ("Lender").

A. Indemnitor is the owner of certain real property located in the City of Los Angeles, County of Los Angeles, State of California, more particularly described in the Deed of Trust and Assignment of Rents (the "Deed of Trust") by Indemnitor, as Trustor, to Gateway Mortgage Corporation, as Trustee, in favor of Lender as Beneficiary being executed concurrently herewith (collectively, the "Property").

B. Indemnitor has requested a loan from Lender in the original principal amount of U.S. $5,775,000.00 ("Loan"), to be evidenced by a Promissory Note ("Note"), and secured by the Deed of Trust.

C. In consideration of Lender granting the Loan to Indemnitor, Indemnitor has agreed to indemnify and hold harmless Lender against any liability or loss from claims or causes of action due to the failure of Indemnitor or the Property to comply with any local, state or federal laws or regulations relating to industrial hygiene and environmental conditions on the Property.

In consideration of the granting of the Loan, and other good and valuable consideration actually received, Indemnitor and Lender agree as follows:

 1. Indemnitor shall keep and maintain the Property in compliance with and not cause or permit the Property to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or hazardous waste or to the environmental conditions on, under or about the Property, including but not limited to, soil and ground water conditions. Indemnitor shall not use, generate, manufacture, store or dispose of on, under or about the Property or transport to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations now or hereafter in effect (collectively "Hazardous Materials"). To the best of Indemnitor's knowledge, no Hazardous Materials are located on or below the Property, except as may be disclosed on that certain Phase I environmental report prepared for Lender with respect to the property.

 2. Indemnitor shall immediately advise Lender in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the Property ("Hazardous Materials Laws"); (ii) all claims made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iii) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as "border-zone property" under California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws.

 3. Without Lender's prior written consent, Indemnitor shall not take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Property, nor enter into any settlement, consent or compromise which might, in Lender's reasonable judgment, impair the value of the Lender's security under the Deed of Trust; provided, however, that Lender's prior consent shall not be necessary if the presence of Hazardous Materials on, under, or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lender's consent before taking such action. In such event Indemnitor shall notify Lender as soon as practicable of any actions so taken. Lender agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Indemnitor establishes to the reasonable satisfaction of Lender that there is no reasonable alternative to such remedial action which would result in less impairment of Lender's security hereunder.

ALL TERMS AND CONDITIONS CONTINUED ON THE REVERSE SIDE ARE INCLUDED IN THIS INDEMNITY AGREEMENT.


CITADEL REALTY, INC., A DELAWARE CORPORATION

     /s/  Steven Wesson
BY: _____________________________            --------------------------------
          Steve Wesson,
    President and Secretary

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FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK

       /s/  Godfrey B. Evans
BY: _____________________________        BY: --------------------------------
            Godfrey B. Evans,
    Executive Vice President and Secretary             Assistant Secretary

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                 UNSECURED ENVIRONMENTAL INDEMNITY AGREEMENT
                                 (Continued)

 4. Indemnitor hereby agrees to indemnify and defend Lender and hold Lender, its directors, officers, employees, agents, successors and assigns, harmless from and against any and all claims, losses, damages (including consequential damages), liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on, under or about the Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from the Property (ii) the costs of any required or necessary repair, cleanup or detoxification of the Property, and the preparation and implementation of any closure, remedial or other required plans, or (iii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of the Loan, and whether by Indemnitor or any predecessor in title or any employees, agents, contractors or subcontractors of Indemnitor or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on, under or about the Property. The foregoing indemnity shall further apply to any residual contamination on, under or about the Property, or affecting any natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances.

    If, in Lender's reasonable judgment, Lender believes that Indemnitor is not adequately protecting Lender's interest in the property, Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' fees and expenses in connection therewith paid by Indemnitor, or to be defended by Indemnitor from and against any Hazardous Materials Claims with counsel chosen by Lender.

 5. This Agreement shall be an unsecured obligation of Indemnitor to Lender, notwithstanding any provision of the Deed of Trust or any other agreement which might be construed to secure this Agreement. This Agreement shall survive the repayment of the Note and the reconveyance of the Deed of Trust, or the transfer of title to the Property through judicial or nonjudicial foreclosure or pursuant to a deed in lieu of foreclosure.

 6. Should any party hereto engage an attorney or institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs for services rendered to the prevailing party in such action or proceeding.

 7. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within California.

 8. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any present or future statute, law, ordinance or regulation, the latter shall prevail; but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

 9. No amendment, change or modification of this Agreement shall be valid, unless in writing and signed by all of the parties hereto.

10. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

11. This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter and any and all prior agreements, understandings or representations with respect to its subject matter are hereby terminated and cancelled in their entirety and are of no further force or effect.

12. No waiver by any party hereto of a breach of any provision of this Agreement shall constitute a waiver of any proceeding or succeeding breach of the same or any other provision hereof.

13. The obligations hereunder are joint and several. Lender shall have the right to seek recourse against Indemnitor to the full extent provided herein. No election in one form of action or proceeding, or against any party, or on any obligations, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against any other party.

14. In this Agreement, the singular shall include the plural and this Agreement shall be the joint and several obligation of each maker.